Exhibit 99.1

Poniard Pharmaceuticals Secures $20 Million Committed Equity Financing Facility

South San Francisco, Calif. (February 23, 2010) — Poniard Pharmaceuticals, Inc. (Nasdaq: PARD), a biopharmaceutical company focused on innovative oncology therapies, today announced that it has entered into a committed equity financing facility under which it may sell up to $20 million of its registered common stock to Commerce Court Small Cap Value Fund, Ltd. over an approximately 18-month period. Poniard is not obligated to utilize any of the facility and remains free to enter into other financing transactions.

Poniard will determine, at its sole discretion, the timing, dollar amount and floor price per share for any draw under this facility, subject to certain conditions. When and if Poniard elects to use the facility, the number and price of shares sold in each draw will be determined by a contractual formula, whereby Poniard will issue shares to Commerce Court at a pre-negotiated discount to the volume weighted average price of Poniard’s common stock over a preceding period of trading days. Reedland Capital Partners, an Institutional Division of Financial West Group, Member FINRA/SIPC, acted as placement agent for the initial signing of the facility and will receive a fee for its services at the time of any draw under the facility.

In connection with the execution of the equity financing facility, Poniard will issue to Commerce Court 121,183 shares of registered common stock as a commitment fee. The offer and sale of shares by Poniard under this equity facility have been registered pursuant to a shelf registration declared effective by the Securities and Exchange Commission on June 2, 2009.

Poniard intends to use the proceeds from any sale of securities under the facility to fund the Company’s clinical and regulatory activities to enable a registrational filing seeking approval of picoplatin as a second-line therapy for small cell lung cancer patients with refractory disease following first-line treatment with platinum-containing chemotherapy, and to support its efforts to secure a strategic partner to continue the development of picoplatin in other cancer indications and formulations.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative oncology products to impact the lives of people with cancer. For additional information please visit http://www.poniard.com.

Forward-Looking Statement

This release contains forward-looking statements describing the Company’s anticipated use of proceeds from any sale of securities under the equity facility and its clinical and regulatory goals and partnering strategy with respect to picoplatin. Actual results and events may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties inherent in the Company’s business, including, but not limited to, the results and timing of the Company’s discussions with the FDA; the potential safety, efficacy and commercial viability of picoplatin; the risk that the Company’s additional analyses of data from clinical trials of picoplatin may produce negative or inconclusive results, or may be inconsistent with previously announced results or previously conducted trials; the Company’s anticipated operating losses, need for future capital and ability to obtain future funding; the Company’s ability to retain key personnel and enter into strategic partnerships on favorable terms, or at all; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; changes in technology, government regulation and general market conditions; the receipt and timing of any FDA and other required regulatory approvals, if any; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Report on Form 10-Q for the period ended September 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

For Further Information:

Susan Neath (Investors & Media)

WCG

212-301-7182

sneath@wcgglobal.com

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